Exhibit 11


                          FIRST ALBANY COMPANIES INC.
                       COMPUTATION OF PER SHARE EARNINGS

===============================================================================
                                               Three Months Ended
(In thousands of dollars,                   December 31,     December 31,
 except per share amounts)                     1994             1993
- -------------------------------------------------------------------------------
Primary:
- -------------------------------------------------------------------------------
 Net Income                                  $  843           $1,762
===============================================================================

 Weighted average number of shares
  outstanding during the period**             4,029            4,085

 Incremental shares under stock options
  computed under the treasury stock method
  using the average market price
  of the issuer's stock during the period       183              227
- -------------------------------------------------------------------------------

Weighted average shares and common
 equivalent shares outstanding                4,212            4,312
===============================================================================
Net income per share                         $ 0.20           $ 0.41
===============================================================================

Fully Diluted:
- -------------------------------------------------------------------------------
Net Income                                   $  843           $1,762
===============================================================================

Weighted average number of shares
 outstanding during the period**              4,029            4,085

Incremental  shares under stock options
 computed under the treasury stock method
 using the higher of the average or ending
 market price of the issuer's stock at
 the end of the period                          183              227
- -------------------------------------------------------------------------------
Weighted average shares and common
 equivalent shares outstanding                4,212            4,312
===============================================================================
Net income per share                         $ 0.20           $ 0.41
===============================================================================

** (Per share figures and shares outstanding have been restated for all dividends declared.)


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